Exhibit 99.1

Cambium Learning Group Reports First Quarter 2015 Financial Results
Bookings from Technology-Enabled Products Grew 33%
Learning A-Z Segment Bookings Increased 17%, Adjusted EBITDA Increased 29%
Cash Income (Loss) Improves as Technology-Enabled Products and Lower Costs Offset Higher CapEx
Investments
Aggregating Voyager Sopris Learning and Kurzweil Education Segments for Reporting Purposes

DALLAS, May 14, 2015—Cambium Learning® Group, Inc. (Nasdaq: ABCD, the “Company”), a leading educational solutions and services company committed to helping all students reach their full potential, announced today financial results for its first quarter ended March 31, 2015.

“In our historically seasonally lowest-volume quarter of the year, we performed well and made progress toward achieving our full-year and longer-term goals of increasing technology-enabled solutions in our revenue mix while improving our profitability,” said John Campbell, chief executive officer of Cambium Learning Group, Inc. “Bookings grew 12% in the quarter, as Learning A-Z led the way with 17% growth. Adjusted EBITDA increased 76% and Cash Income improved due to a higher portion of mix from technology-enabled products and the lower cost base from last year’s right-sizing. As planned, we increased investment in product development in the quarter. Each of our segments continued to improve our ability to meet the needs of teachers and students.”

First Quarter 2015 Financial Highlights

For the quarter ended March 31, 2015, the Company reported improvements over prior year in Bookings, GAAP net revenues, Adjusted EBITDA and Cash Income.

	Three Months Ended March 31,
(in millions)	2015	2014	$ Change
GAAP net revenues	$31.5	$31.1	$0.4
GAAP net loss	(2.5)	(6.6)	4.1
EBITDA	6.3	3.4	2.9
Adjusted EBITDA	6.4	3.6	2.8
Bookings	$22.1	$19.8	$2.3
Cash income (loss)	(7.3)	(9.7)	2.4

Cambium Learning Group’s business is highly seasonal; the first quarter historically represents less than 15% of Bookings, which tend to build through the second quarter and peak during the third quarter, representing by far the preponderance of Bookings, revenue, and income each year. As a result of seasonality, the Company has historically reported a net loss and negative Cash Income for the first quarter.

•	GAAP net revenues increased by 1% to $31.5 million compared with $31.1 million in 2014. GAAP net revenues by segment for the quarter ended March 31, 2015, and the change from the first quarter of 2014, were as follows:

•	Learning A–Z™—$12.9 million, increased $2.8 million or 27%

•	Voyager Sopris Learning™—$13.7 million, decreased ($2.7) million or (16%)

•	ExploreLearning®—$4.8 million, increased $0.3 million or 7%

•	Adjusted EBITDA was $6.4 million, increasing $2.8 million from $3.6 million in 2014. The improvement is attributable to the slight revenue favorability, increasing contributions from the Company’s higher margin technology-enabled products, and lower costs in the Voyager Sopris Learning segment attributable to last year’s actions to right-size cost structure in slower-growing or declining areas of the Company.

•	Cash Income was ($7.3) million, $2.4 million better than the ($9.7) million reported in the first quarter of 2014, driven by higher Bookings. Capital expenditures were $0.8 million higher in the first quarter of 2015 versus the same period in 2014, reflecting planned investments in product development. The impact of the higher capital expenditures was offset by a higher portion of mix from technology-enabled products combined with lower costs.

•	Cash Income for Learning A-Z was flat in the first quarter of 2015 versus the first quarter of 2014 with higher Bookings offset by planned investments in product development, sales and marketing. While the Company expects margins to be lower in 2015 versus 2014 as a result of these investments, Cash Income dollars are expected to be higher in 2015 than 2014 due to the segment’s expected Bookings growth.

•	The Company had cash and cash equivalents of $19.8 million at March 31, 2015. During the quarter ended March 31, 2015, cash used by operations was $9.6 million, cash used in investing activities was $4.8 million, and cash used in financing activities was $0.2 million.

First Quarter 2015 Segment Highlights

Starting with the first quarter 2015, the Company will aggregate its Voyager Sopris Learning and Kurzweil Education™ reporting units for segment presentation. The Company believes this presentation is more useful to investors and other financial statement users because both units are in the midst of transitioning to higher concentrations of technology-enabled solutions and because of the relatively small financial contribution of Kurzweil Education to the consolidated results.

Additionally, for 2015, the Company will allocate additional personnel costs, facility-related costs, consulting and general capital expenditures, previously reported in unallocated shared services, to the reportable segments to provide a more complete depiction of the reportable segments as stand-alone operations. The 2014 segment results have been conformed to comparatively reflect these adjustments.

Bookings, Adjusted EBITDA, and Cash Income changes by segment for the three months ended March 31, 2015, compared to the same period of 2014 were as follows:

	Q1 - 2015
	% Change
	Bookings		Adjusted EBITDA		Cash Income
Learning A-Z	17	%	29	%	0%
Voyager Sopris Learning	11	%	119	%	47%
ExploreLearning		(4)%	47	%	4%
Shared Services				(1)%	(2)%
Cambium Learning Group, Inc.	12	%	76	%	25%

•	Bookings increased 12% from the first quarter of 2014.

•	Learning A-Z reported a 17% increase over prior year, led by strong growth in its Raz-Kids.com and Headsprout® solutions. Both are student-centric solutions, and the growth demonstrates strong demand for products that put technology directly into students’ hands. Management’s full-year expectations for strong double-digit growth at Learning A-Z remain unchanged.

•	Voyager Sopris Learning reported an 11% increase for the quarter, with the Voyager Sopris Learning brands up 9%, driven by LANGUAGE! ® Live, and the Kurzweil Education brands up 19%, driven by firefly, and the entire reporting segment experiencing better first quarter pacing than prior year. Management’s full-year expectation that Bookings will decline at lower rates than in the prior year remains unchanged.

•	ExploreLearning experienced a decrease for the quarter — this segment’s order pacing can fluctuate from quarter to quarter due to large deals and renewal timing. The first quarter results were in line with management’s expectations, and full-year expectations for double-digit growth at ExploreLearning remain unchanged.

•	Bookings for technology-enabled products grew 33% compared to the first quarter of 2014 and represented 60% of Bookings for the first quarter of 2015.

2015 Outlook

The Company’s technology-enabled products continue to receive industry recognition. Cambium Learning garnered nine of the 21st Annual BESSIE Awards, presented by The ComputED Gazette. Cambium Learning was the only company to receive more than four BESSIE awards this year, with one of its business units, Learning A-Z, earning five awards for five different products. Cambium Learning also recently won a prestigious CODiE™ award (for Learning A-Z’s ReadingA-Z.com solution) from the Software Information and Industry Association (SIIA).

“Cambium Learning Group is off to a solid start for 2015, a year of investment in which we build a platform for continued consolidated Company growth,” said Mr. Campbell. “While first quarter is seasonally our least important quarter, we continue to build evidence that our technology-enabled solutions — in particular Learning A-Z’s Raz-Kids.com and Headsprout, ExploreLearning’s Reflex®, Voyager Sopris Learning’s LANGUAGE! Live, and Kurzweil’s firefly — provide powerfully effective means for combatting the challenges that today’s educators face, and that demand for them, consequently, continues to grow among districts, teachers, and learners. We remain focused on the execution of our development, marketing, and sales initiatives to reinvest cash generated by legacy products in high-return, technology-enabled opportunities. Our objective is to transform our revenue mix and therefore our business model by driving bookings and revenue performance on our more efficient cost base. Our expectations for the full-year are unchanged.”

Company-wide Bookings are expected to be up slightly in 2015 compared to 2014, with orders of technology-enabled products potentially expanding to 70% or more of the 2015 total. By segment, the Company expects continued strong double-digit Bookings growth in Learning A-Z; double-digit Bookings growth in ExploreLearning; and continued transformation of Voyager Sopris Learning, including the Kurzweil Education brand, where Bookings are expected to decline but at a lower percentage than the 20% experienced in 2014. Provided the Company’s strategies for Voyager Sopris Learning continue to progress on plan, this segment could return to growth in 2016. The Company continues to pursue its strategic objectives to build a platform for growth in 2016.

Conference Call

Management will conduct a conference call today at 5 p.m. EDT to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast at www.cambiumlearning.com on the Investor Relations section. In addition, a live dial-in is available at (855) 899-0417 or (720) 634-2941, passcode #40554860.

A replay will be available at (855) 859-2056 or (404) 537-3406, passcode #40554860, until May 15, 2015. The webcast will also be archived on the Company’s Investor Relations pages.

Non-GAAP Financial Measures

Bookings, EBITDA, Adjusted EBITDA, and Cash Income are not prepared in accordance with GAAP and may be different from similarly named, non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that these non-GAAP measures provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Cash Income remove significant purchase accounting, non-operational, or certain non-cash items from earnings. The Company uses Bookings, Adjusted EBITDA and Cash Income to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress towards performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity. The Company’s presentation of Bookings, EBITDA, Adjusted EBITDA, and Cash Income should not be construed as an indication that our future results will be unaffected by unusual, non-operational, or non-cash items.

About Cambium Learning Group, Inc.

Cambium Learning® Group is a leading educational solutions and services company committed to helping all students reach their full potential. Cambium Learning accomplishes this goal by providing evidence-based solutions and expert professional services to empower educators and raise the achievement levels of all students. The company is composed of four business units:, Learning A–Z (www.learninga-z.com), ExploreLearning® (www.explorelearning.com), Kurzweil Education™ (www.kurzweiledu.com), and Voyager Sopris Learning™ (www.voyagersopris.com). Together, these business units provide breakthrough technology solutions for online learning and professional support; best-in-class intervention and supplemental instructional materials; gold-standard professional development and school-improvement services; valid and reliable assessments; and proven materials to support a positive and safe school environment. Cambium Learning Group, Inc. (Nasdaq: ABCD), is based in Dallas, Texas. For more information, please visit www.cambiumlearning.com.

Media and Investor Contact:
Barbara Benson
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com

LHA
Jody Burfening/Carolyn Capaccio
212.838.3777
ccapaccio@lhai.com

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties, and other factors that may cause the markets, actual results, levels of activity, performance, or achievements of Cambium Learning Group, Inc., to be materially different from any actual future results, levels of activity, performance, or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K–12 enrollment and demographic trends, the level of educational funding, the impact of federal, state, and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K and other reports filed with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc., does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events, or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Net revenues	$31,471	$31,080
Cost of revenues:
Cost of revenues	6,886	9,011
Amortization expense	4,003	4,080

Total cost of revenues	10,889	13,091
Research and development expense	2,477	2,747
Sales and marketing expense	10,644	10,582
General and administrative expense	5,215	5,180
Shipping and handling costs	174	196
Depreciation and amortization expense	993	1,064

Total costs and expenses	30,392	32,860
Income (loss) before interest, other income (expense) and income taxes	1,079	(1,780)
Net interest expense	(3,674)	(4,738)
Loss on extinguishment of debt	—	(213)
Other income, net	215	215

Loss before income taxes	(2,380)	(6,516)
Income tax expense	(118)	(71)

Net loss	$(2,498)	$(6,587)

Net loss per common share:
Basic	$(0.05)	$(0.14)
Diluted	$(0.05)	$(0.14)
Average number of common shares and equivalents outstanding:
Basic	45,479	45,685
Diluted	45,479	45,685

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2015 December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,775	$34,387
Accounts receivable, net	12,003	14,304
Inventory	5,525	5,337
Restricted assets, current	1,345	1,345
Other current assets	8,803	8,168

Total current assets	47,451	63,541
Property, equipment and software at cost	54,018	51,298
Accumulated depreciation and amortization	(32,609)	(30,442)

Property, equipment and software, net	21,409	20,856

Goodwill	47,842	47,842
Acquired curriculum and technology intangibles, net	4,575	5,209
Acquired publishing rights, net	2,436	2,762
Other intangible assets, net	4,182	4,499
Pre-publication costs, net	15,580	15,070
Restricted assets, less current portion	3,846	4,152
Other assets	7,620	7,635

Total assets	$154,941	$171,566

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2015 December 31, 2014
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Capital lease obligations, current	$1,091	$1,076
Accounts payable	2,996	1,612
Accrued expenses	11,624	17,432
Deferred revenue, current	51,614	61,788

Total current liabilities	67,325	81,908

Long-term liabilities:
Long-term debt	139,755	139,723
Capital lease obligations, less current portion	664	943
Deferred revenue, less current portion	10,135	9,409
Other liabilities	14,405	14,638

Total long-term liabilities	164,959	164,713

Stockholders’ equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at March 31, 2015 and December 31, 2014)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 52,019 and 52,006 shares issued, and 45,487 and 45,474 shares outstanding at March 31, 2015 and December 31, 2014, respectively)	52	52
Capital surplus	284,397	284,243
Accumulated deficit	(345,148)	(342,650)
Treasury stock at cost (6,532 shares at March 31, 2015 and December 31, 2014)	(12,784)	(12,784)
Accumulated other comprehensive loss:
Pension and postretirement plans	(3,860)	(3,916)

Accumulated other comprehensive loss	(3,860)	(3,916)

Total stockholders’ equity (deficit)	(77,343)	(75,055)

Total liabilities and stockholders’ equity (deficit)	$154,941	$171,566

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Net Loss to Cash Income
(unaudited)

	Three Months Ended
	March 31,
(in thousands)	2015	2014
Net loss	$(2,498)	$(6,587)
Reconciling items between net loss and EBITDA:
Depreciation and amortization expense	4,996	5,144
Net interest expense	3,674	4,738
Income tax expense	118	71

Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	6,290	3,366
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	(215)	(215)
Loss on extinguishment of debt	—	213
Merger, acquisition and disposition activities	181	150
Stock-based compensation and expense	135	112

Adjusted EBITDA	6,391	3,626
Change in deferred revenues	(9,448)	(10,424)
Change in deferred costs	568	1,100
Capital expenditures	(4,783)	(3,986)

Cash income (loss)	$(7,272)	$(9,684)

Cambium Learning Group, Inc. and Subsidiaries

Reconciliation of Bookings to Net Revenues by Segment
(unaudited)

	Three Months Ended March 31, 2015
		Voyager Sopris
(in thousands)	Learning A-Z	Learning	ExploreLearning	Consolidated

Bookings	$8,427	$12,138	$1,581	$22,146
Change in deferred revenues	4,509	1,736	3,203	9,448
Other	(1)	(128)	6	(123)

Net revenues	$12,935	$13,746	$4,790	$31,471

Reconciliation of Net Income (Loss) to Cash Income by Segment
(unaudited)

	Three Months Ended March 31, 2015
		Voyager Sopris
(in thousands)	Learning A-Z	Learning	ExploreLearning	Other	Consolidated

Net income (loss)	$6,873	$1,356	$1,515	$(12,242)	$(2,498)
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization expense	—	—	—	4,996	4,996
Net interest expense	—	—	—	3,674	3,674
Income tax expense	—	—	—	118	118

Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	6,873	1,356	1,515	(3,454)	6,290
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	—	—	(215)	(215)
Merger, acquisition and disposition activities	—	—	—	181	181
Stock-based compensation and expense	36	41	16	42	135

Adjusted EBITDA	6,909	1,397	1,531	(3,446)	6,391
Change in deferred revenues	(4,509)	(1,736)	(3,203)	—	(9,448)
Change in deferred costs	351	(90)	307	—	568

Adjusted EBITDA excluding effect of deferred revenues and deferred costs	2,751	(429)	(1,365)	(3,446)	(2,489)
Capital expenditures — pre-publication costs	(1,111)	(799)	(112)	—	(2,022)
Capital expenditures — software development costs	(433)	(1,382)	(406)	—	(2,221)
Capital expenditures — general expenditures	(268)	(104)	(96)	(72)	(540)

Cash income (loss)	$939	$(2,714)	$(1,979)	$(3,518)	$(7,272)

Cambium Learning Group, Inc. and Subsidiaries

Deferred Revenue by Segment

	March 31, 2015
		Voyager Sopris
(in thousands)	Learning A-Z	Learning	ExploreLearning	Consolidated

Deferred revenue, current	$28,865	$12,411	$10,338	$51,614
Deferred revenue, less current portion	3,198	4,176	2,761	10,135

Deferred revenue	$32,063	$16,587	$13,099	$61,749

Deferred Costs by Segment

	March 31, 2015
		Voyager Sopris
(in thousands)	Learning A-Z	Learning	ExploreLearning	Consolidated

Deferred costs, current	$2,518	$1,664	$885	$5,067
Deferred costs, less current portion	274	590	237	1,101

Deferred costs	$2,792	$2,254	$1,122	$6,168

Cambium Learning Group, Inc. and Subsidiaries

Reconciliation of Bookings to Net Revenues by Segment
(unaudited)

	Three Months Ended March 31, 2014
		Voyager Sopris
(in thousands)	Learning A-Z	Learning	ExploreLearning	Consolidated

Bookings	$7,208	$10,951	$1,648	$19,807
Change in deferred revenues	2,953	4,602	2,869	10,424
Other	20	872	(43)	849

Net revenues	$10,181	$16,425	$4,474	$31,080

Reconciliation of Net Income (Loss) to Cash Income by Segment
(unaudited)

	Three Months Ended March 31, 2014
		Voyager Sopris
(in thousands)	Learning A-Z	Learning	ExploreLearning	Other	Consolidated
Net income (loss)	$5,322	$604	$1,030	$(13,543)	$(6,587)
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization expense	—	—	—	5,144	5,144
Net interest expense	—	—	—	4,738	4,738
Income tax expense	—	—	—	71	71

Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	5,322	604	1,030	(3,590)	3,366
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	—	—	—	(215)	(215)
Loss on extinguishment of debt	—	—	—	213	213
Merger, acquisition and disposition activities	—	—	—	150	150
Stock-based compensation and expense	28	35	12	37	112

Adjusted EBITDA	5,350	639	1,042	(3,405)	3,626
Change in deferred revenues	(2,953)	(4,602)	(2,869)	—	(10,424)
Change in deferred costs	204	607	289	—	1,100

Adjusted EBITDA excluding effect of deferred revenues and deferred costs	2,601	(3,356)	(1,538)	(3,405)	(5,698)
Capital expenditures — pre-publication costs	(1,084)	(718)	(143)	—	(1,945)
Capital expenditures — software development costs	(360)	(897)	(198)	—	(1,455)
Capital expenditures — general expenditures	(221)	(119)	(192)	(54)	(586)

Cash income (loss)	$936	$(5,090)	$(2,071)	$(3,459)	$(9,684)